UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 17, 2018 (October 19, 2018)
Adobe Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-15175	77-0019522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
San Jose, California 95110-2704
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 536-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company      □
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 1.01. Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On October 17, 2018, Adobe Inc. (the “Company”) entered into a five-year Credit Agreement (the “Revolving Credit Agreement”), among the Company, Bank of America, N.A. (“Bank of America”), as Administrative Agent and Swing Line Lender and the lenders party thereto, providing for a five-year $1 billion senior unsecured revolving credit facility. The Revolving Credit Agreement replaces the Credit Agreement, dated as of March 2, 2012, among the Company, certain subsidiaries of the Company party thereto, the lenders party thereto and Bank of America, as Administrative Agent and Swingline Lender (as amended, the “Prior Revolving Credit Agreement”).

The Revolving Credit Agreement provides for loans to the Company and certain of its subsidiaries that may be designated from time to time as additional borrowers. Pursuant to the terms of the Revolving Credit Agreement, the Company may, subject to the agreement of lenders to provide additional commitments, obtain up to an additional $500 million in commitments, for a maximum aggregate commitment of $1.5 billion. At the Company’s election, Loans under the Revolving Credit Agreement will bear interest at either (i) LIBOR plus a margin, based on the Company’s debt ratings, ranging from 0.585% to 1.015% or (ii) a base rate, which is defined as the highest of (a) the agent’s prime rate, (b) the federal funds effective rate plus 0.500% or (c) LIBOR plus 1.00% (the “Base Rate”) plus a margin, based on the Company’s debt ratings, ranging from 0.000% to 0.015%. In addition, facility fees determined according to the Company’s debt ratings are payable on the aggregate commitments, regardless of usage, quarterly in an amount ranging from 0.040% to 0.110% per annum. The Company is permitted to permanently reduce the aggregate commitment under the Revolving Credit Agreement at any time. Subject to certain conditions stated in the Revolving Credit Agreement, the Company and any of its subsidiaries designated as additional borrowers may borrow, prepay and re-borrow amounts under the Revolving Credit Agreement at any time during the term of the Revolving Credit Agreement.

The Revolving Credit Agreement contains customary representations, warranties, affirmative and negative covenants, including a financial covenant, events of default and indemnification provisions in favor of the lenders. The negative covenants include restrictions regarding the incurrence of liens and indebtedness, certain merger transactions and other matters, all subject to certain exceptions. The financial covenant, based on a quarterly financial test, requires the Company not to exceed a maximum leverage ratio of 3.00:1.00.

The Revolving Credit Agreement will mature and all amounts owing thereunder will be due and payable on October 17, 2023 unless (a) the commitments are terminated earlier on a voluntary basis by the Company or upon the occurrence of certain events, including an event of default, or (b) the maturity date is extended upon the Company’s request, subject to the agreement of the lenders.

The Revolving Credit Agreement contains customary events of default relating to, among other things, payment defaults, breach of covenants, cross acceleration to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. The occurrence of an event of default may result in the termination of the Revolving Credit Agreement and acceleration of repayment obligations with respect to any outstanding principal amounts.

In the ordinary course of their respective businesses, one or more of the lenders under the Revolving Credit Agreement, or their affiliates, have or may have various relationships with the Company and the Company’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and the Company’s subsidiaries may have entered into or may in the future enter into in certain engagements with one or more of such lenders or their affiliates relating to specific endeavors.

The description of the Revolving Credit Agreement provided above does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Term Loan Credit Agreement

In addition to the Revolving Credit Agreement, on October 17, 2018, the Company also entered into a Credit Agreement (the “Term Loan Agreement”), among the Company, Bank of America, as Administrative Agent and the lenders party thereto, providing for an up to $2.25 billion senior unsecured term loan (the “Term Loan”) for the purpose of funding (i) a portion of the purchase price for the acquisition of all of the issued and outstanding shares of capital stock of Milestone Topco, Inc. (the “Target”), the indirect parent of Marketo, Inc., pursuant to that certain Share Purchase Agreement, dated as of September 20, 2018 (the “Purchase Agreement”), among the Company, the Target, the stockholders of the Target and Vista Equity Partners Management, LLC, as sellers representative (the “Acquisition”), which Purchase Agreement was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 21, 2018 and (ii) fees and expenses incurred in connection with the Acquisition. The Term Loan is available for funding in a single drawing upon the consummation of the Acquisition at any time prior to March 19, 2019 (or June 17, 2019 if the outside date under the Purchase Agreement is extended to June 17, 2019). The Term Loan will mature 18 months following the initial funding date, and requires no scheduled principal amortization payments prior to maturity. The Term Loan Agreement may be prepaid and terminated at the election of the Borrower at any time without penalty or premium.

At the Company’s election, the Term Loan will bear interest at either (i) LIBOR plus a margin, based on the Company’s debt ratings, ranging from 0.500% to 1.000% or (ii) the Base Rate. Commencing on the 30th day following the closing date of the Term Loan Agreement, and at all times thereafter until the funding of the Term Loan, commitment fees determined according to the Company’s debt ratings are payable quarterly on the aggregate unused commitments in an amount ranging from 0.040% and 0.110% per annum.

The Term Loan Agreement contains customary representations, warranties, affirmative and negative covenants, events of default and indemnification provisions in favor of the lenders similar to those contained in the Revolving Credit Agreement, including the financial covenant.

The Term Loan Agreement contains customary events of default relating to, among other things, payment defaults, breach of covenants, cross default to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events. The occurrence of an event of default may result in the termination of the Term Loan Agreement and acceleration of repayment obligations with respect to any outstanding principal amounts.

In the ordinary course of their respective businesses, one or more of the lenders under the Term Loan Agreement, or their affiliates, have or may have various relationships with the Company and the Company’s subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and the Company’s subsidiaries may have entered into or may in the future enter into in certain engagements with one or more of such lenders or their affiliates relating to specific endeavors.

The description of the Term Loan Agreement provided above is qualified in its entirety by reference to the full and complete terms contained in the Term Loan Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with and at the time that the Company entered into the Revolving Credit Agreement, the Prior Revolving Credit Agreement originally scheduled to expire on July 27, 2020 was terminated. There were no outstanding borrowings or letters of credit issued under the Prior Revolving Credit Agreement at the time of termination. There were no termination penalties paid as a result of the termination of the Prior Revolving Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of October 17, 2018, among the Company, Bank of America, N.A. as Administrative Agent and Swing Line Lender and the other lenders party thereto.
10.2	Credit Agreement, dated as of October 17, 2018, among the Company, Bank of America, N.A. as Administrative Agent and the other lenders party thereto.

Cautionary Statement Concerning Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to the manner in which the parties plan to effect the Acquisition, the expected timing of the completion of the Acquisition and the manner in which the Company plans to finance the Acquisition. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this Current Report are made only as of the date of this Current Report and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOBE INC.

By:	/s/ JOHN MURPHY
John Murphy
Executive Vice President and Chief Financial Officer

Date: October 19, 2018

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